FORM 8-A

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                For registration of certain classes of securities
                     pursuant to section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                                       ZAP
             (Exact name of registrant as specified in its charter)

              California                                94-3210624
       (State of incorporation                      (I.R.S. Employer
           or organization)                        Identification No.)

           501 Fourth Street
            Santa Rosa, CA                                95401
(Address of principal executive offices)                (Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                Name of each exchange on which
           to be so registered                each class is to be registered

        Common Stock, no par value                   Pacific Exchange

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities  Act  registration  statement file number to which this form relates:
000-30300.


        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     Reference is hereby made to the Registrant's Registration Statement on Form SB-2A (File No. 333-41411), as filed on May 14, 1998, and particularly to the description of the Registrant's Common Stock, no par value per share set forth under the caption "Description of Common Stock" beginning on page 20 thereof. Such Registration Statement is hereby incorporated by reference herein.




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Item 2.  Exhibits.

     The following exhibits are filed by reference:

         2.1.  A copy of  the  Registrant's  latest  10-KSB  filed  pursuant  to
               Section 13 or 15(d) of the Securities Exchange Act of 1934.

         2.2   A copy  of the  Registrant's  latest  10-QSB  filed  pursuant  to
               Section 13 or 15(d) of the Securities Exchange Act of 1934.

         2.3 A copy of the Registrant's Amended and Restated Articles of Incorporation and Bylaws.

         2.4   A copy of the Common Stock no par value registered hereunder.

         2.5 A copy of the last annual report submitted to stockholders by the Registrant.

                                    Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ZAP

Date June 15, 2005

By /s/STEVEN SCHNEIDER
   -------------------
   Steven Schneider
   Chief Executive Officer